OPTION AGREEMENT

THIS AGREEMENT made as of the 31st day of March, 2011.

BETWEEN:

SCOONOVER EXPLORATION LLC., of
PO Box 2021
Elko, NV 89803
(as to 73% interest)

and

JR EXPLORATION LLC.,
9078 S. Jordan Oaks
Sandy, UT 84070
(as to 27% interest)

(collectively, the "Optionors")

OF THE FIRST PART

AND:

PENGRAM CORPORATION, of
1200 Dupont Street, Suite 2J
Bellingham, WA 98225

(the "Optionee")

OF THE SECOND PART

WHEREAS:

A. The Optionors are the owners of certain mineral claims located in the Eureka Mining District of Eureka County, Nevada, known as the Golden Snow Project;

B. The Optionee is the assignee of an agreement dated August 28, 2008 among, *inter alia*, the Optionee and Portal Resources Ltd. with respect to an option to acquire the Property (the "Original Option Agreement");

C. The parties wish to replace the Original Option Agreement with respect to the Property, with this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the foregoing and of the mutual covenants and agreements hereinafter provided, the parties agree as follows:

DEFINITIONS

1. For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

(a) "Commencement of Commercial Production" means:

(i) if a mill is located on the Property, the last day of a period of 40 consecutive days in which, for not less than 30 days, the mill processed ore from the Property at 60% of its rated concentrating capacity; or

(ii) if a mill is not located on the Property, the last day of a period of 30 consecutive days during which ore has been shipped from the Property on a reasonably regular basis for the purpose of earning revenues,

but any period of time during which ore or concentrate is shipped from the Property for testing purposes or during which milling operations are undertaken as initial tune-up, shall not be taken into account in determining the date of Commencement of Commercial Production;

(b) "Option" means the option to acquire a 100% undivided interest in and to the Property as provided in this Agreement;

(c) "Option Period" means the period from the date of this Agreement to and including the date of exercise or termination of the Option;

(d) "Property" means the mineral claims described in Schedule "A" hereto including any replacement or successor claims, and all mining leases and other mining interests derived from any such claims. Any reference herein to any mineral claim comprising the Property includes any mineral leases or other interests into which such mineral claim may have been converted;

(e) "Property Rights" means all licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the exploration of the Property, or for the purpose of placing the Property into production or continuing production therefrom;

(f) "Royalty" means the royalty granted to the Optionors hereunder and as defined in Schedule "B" attached hereto; and

(g) "Royalty Holder " means the person or persons who at any point in time are entitled to be paid the Royalty.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONORS

2. (a) The Optionors represent and warrant to and covenant with the Optionee that:

(i) they are legally entitled to hold the Property and the Property Rights and will remain so entitled until the interest of the Optionors in the Property which is subject to the Option has been duly transferred to the Optionee as contemplated hereby;

(ii) they are, and at the time of each transfer to the Optionee of an interest in the mineral claims comprising the Property pursuant to the exercise of the Option will be, the recorded holders and beneficial owners of all of the mineral claims comprising the Property free and clear of all liens, charges and claims of others;

(iii) the mineral claims comprising the Property have been, to the best of the Optionors' knowledge and belief, duly and validly located and recorded pursuant to the laws of the jurisdiction in which the Property is situate and, are in good standing with respect to all filings, fees, taxes, assessments, work commitments or other conditions on the date hereof;

(iv) there are not any adverse claims or challenges against or to the ownership of or title to any of the mineral claims comprising the Property, nor to the knowledge of the Optionors is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof, and no person other than the Optionors has any royalty or other interest whatsoever in production from any of the mineral claims comprising the Property;

(v) no proceedings are pending for, and the Optionors are unaware of any basis for the institution of any proceedings leading to the placing of the Optionors in bankruptcy or subject to any other laws governing the affairs of insolvent persons;

(vi) the Optionors have been duly incorporated, amalgamated or continued and validly exist as corporations in good standing under the laws of their jurisdiction of incorporation, amalgamation or continuation;

(vii) the Optionors have duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by them, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Optionors or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optionors or either of them are a party or by which they are bound or to which they or the Property may be subject;

(viii) the Property is not the whole or substantially the whole of the undertaking of either of the Optionors; and

(ix) no proceedings are pending for, and the Optionors are unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of either of the Optionors or the placing either of the Optionors in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

(b) The representations and warranties contained in this section are provided for the exclusive benefit of the Optionee, and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution of this Agreement and of any transfers, assignments, deeds or further documents respecting the Property.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONEE

3. (a) The Optionee represents and warrants to and covenants with the Optionors that:

(i) it has been duly incorporated, merged or continued and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation, amalgamation or continuation;

(ii) it is lawfully authorized to hold mineral claims and real property under the laws of the jurisdiction in which the Property is situate;

(iii) it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Optionee or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optionee is a party or by which it is bound or to which it or the Property may be subject;

(iv) no proceedings are pending for, and the Optionee is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Optionee or the placing of the Optionee in bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

GRANT AND EXERCISE OF OPTION

4. (a) The Optionors hereby grant to the Optionee the sole and exclusive right and option to acquire a 100% undivided interest in and to the Property free and clear of all charges, encumbrances and claims.

(b) The Option shall be exercised by the Optionee:

(i) paying to the Optionor, advance royalty payments as follows:

(A) $10,600 on or before August 28, 2011;

(B) an additional $13,200 on or before August 28, 2012; and

(C) an additional $15,900 on or before August 28, 2013.

(ii) paying to the Optionors, during the term of the Option, $1,000 in connection with the delivery by the Optionee to the Optionors of:

(A) a copy of a mine plan of operations in respect of the Property which is approved by the lead government agency having responsibility for such approval; or

(B) a final feasibility study in respect of the property that is approved by the Optionee's management.

(c) If and when the Option has been exercised, a 100% undivided right, title and interest in and to the Property shall vest in the Optionee free and clear of all charges, encumbrances and claims, except for the obligation of the Optionee hereunder to pay the Optionors the Royalty.

(d) The Option will be for an initial term expiring on August 28, 2013 however, in the event that the Optionee cannot meet the requirements of paragraph 4(b)(ii) by that date, it may extend the term for an additional five (5) years by notice to the Optionors. In the event that the Option is extended the Optionee will make the advance royalty payments set out in paragraph 4(b)(i)(C) on August 28 of each year of the extended term.

TRANSFER OF PROPERTY

5. The Optionors shall, forthwith after the exercise of the Option by the Optionee, deliver to the Optionee duly executed transfers of the appropriate interest in the Property which shall have been acquired by the Optionee upon exercise of the Option.

RIGHT OF ENTRY

6. Throughout the Option Period the directors and officers of the Optionee and its servants, agents and independent contractors, shall have the sole and exclusive right in respect of the Property to:

(a) enter thereon;

(b) have exclusive and quiet possession thereof;

(c) do such prospecting, exploration, development and other mining work thereon and thereunder as the Optionee in its sole discretion may determine advisable;

(d) bring upon and erect upon the Property such buildings, plant, machinery and equipment as the Optionee may deem advisable; and

(e) remove therefrom and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests.

OBLIGATIONS OF THE OPTIONEE DURING OPTION PERIOD

7. During the Option Period the Optionee shall:

(a) maintain in good standing those mineral claims comprising the Property by the payment of all, BLM and County maintenance and claim fees, taxes and rentals, and the performance of all other actions which may be necessary in that regard and in order to keep such mineral claims free and clear of all liens and other charges arising from the Optionee's activities thereon except those at the time contested in good faith by the Optionee;

(b) permit the directors, officers, employees and designated consultants of the Optionors, at their own risk and expense, access to the Property at all reasonable times, and the Optionors agree to indemnify the Optionee against and to save it harmless from all costs, claims, liabilities and expenses that the Optionee may incur or suffer as a result of any injury (including injury causing death) to any director, officer, employee or designated consultant of the Optionors while on the Property;

(c) do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

(d) indemnify and save the Optionors harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Optionee's activities on the Property, but the Optionee shall incur no obligation hereunder in respect of claims arising or damages suffered after termination of the Option if upon termination of the Option any workings on or improvements to the Property made by the Optionee are left in a safe condition;

(e) permit the Optionors, at their own expense, reasonable access to the results of the work done on the Property during the last completed calendar year;

(f) deliver to the Optionors, forthwith upon receipt thereof, copies of all reports, maps, assay results and other technical data compiled by or prepared at the direction of the Optionee with respect to the Property.

TERMINATION OF OPTION BY OPTIONEE

8. (a) The Option shall terminate:

(i) upon the Optionee failing to make any expenditure or payment which must be incurred or made in exercise of the Option; or

(ii) at any other time, by the Optionee giving notice of such termination to the Optionors.

(b) If the Option is terminated the Optionee shall:

(i) leave in good standing for a period of at least 60 days from the termination of the Option Period those mineral claims comprising the Property;

(ii) deliver or make available at no cost to the Optionors within 90 days of such termination, all drill core, copies of all reports, maps, assay results and other relevant technical data compiled by, prepared at the direction of, or in the possession of the Optionee with respect to the Property and not theretofore furnished to the Optionors.

(c) Notwithstanding the termination of the Option, the Optionee shall have the right, within a period of 180 days following the end of the Option Period, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of the Optionee, and any such property not removed within such 180 day period shall thereafter become the property of the Optionors.

ROYALTY

9. (a) Upon the Commencement of Commercial Production, the Optionee shall pay to the Optionors the Royalty, being equal to 3% of Net Smelter Returns, on the terms and conditions as set out in this paragraph and in Schedule "B".

(b) Installments of the Royalty payable shall be paid by the Optionee to the Optionors immediately upon the receipt by the Optionee of the payment from the smelter, refinery or other place of treatment of the proceeds of sale of the minerals, ore, concentrates or other product from the Property.

(c) Within 120 days after the end of each fiscal year, commencing with the year in which Commencement of Commercial Production occurs, the accounts of the Optionee relating to operations on the Property and the statement of operations, which shall include the statement of calculation of Royalty for the year last completed, shall be audited by the auditors of the Optionee at its expense. The Optionors shall have 45 days after receipt of such statements to question the accuracy thereof in writing and, failing such objection, the statements shall be deemed to be correct and unimpeachable thereafter.

(d) If such audited financial statements disclose any overpayment of Royalty by the Optionee during the fiscal year, the amount of the overpayment shall be deducted from future installments of Royalty payable.

(e) If such audited financial statements disclose any underpayment of Royalty by the Optionee during the year, the amount thereof shall be paid to the Optionors forthwith after determination thereof.

(f) The Optionee agrees to maintain for each mining operation on the Property, up-to-date and complete records relating to the production and sale of minerals, ore, bullion and other product from the Property, including accounts, records, statements and returns relating to treatment and smelting arrangements of such product, and the Optionors or their agents shall have the right at all reasonable times, including for a period of 12 months following the expiration or termination of this Agreement, to inspect such records, statements and returns and make copies thereof at its own expense for the purpose of verifying the amount of Royalty payments to be made by the Optionee to the Optionors pursuant hereto. The Optionors shall have the right to have such accounts audited by independent auditors at its own expense once each fiscal year.

(g) at any time the Optionee may reduce the royalty to the following:

(i) to 1% by paying $1,000,000 to the Royalty Holder; and

(ii) to 2% by paying $500,000 to the Royalty Holder.

POWER TO CHARGE PROPERTY

10. At any time after the Optionee has exercised the Option, the Optionee may grant mortgages, charges or liens (each of which is herein called a "mortgage") of and upon the Property or any portion thereof, any mill or other fixed assets located thereon, and any or all of the tangible personal property located on or used in connection with the Property to secure financing of development of the Property, provided that, unless otherwise agreed to by the Optionors, it shall be a term of each mortgage that the mortgagee or any person acquiring title to the Property upon enforcement of the mortgage shall hold the same subject to the right of the Optionors to receive the Royalty hereunder as if the mortgagee or any such person had executed this Agreement.

TRANSFERS

11. (a) The Optionee may at any time either during the Option Period or thereafter, sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and this Agreement provided that any purchaser, grantee or transferee of any such interest shall have first delivered to the Optionors its agreement relating to this Agreement and to the Property, containing:

(i) a covenant to perform all the obligations of the Optionee to be performed under this Agreement in respect of the interest to be acquired by it from the Optionee to the same extent as if this Agreement had been originally executed by such purchaser, grantee or transferee; and

(ii) a provision subjecting any further sale, transfer or other disposition of such interest in the Property and this Agreement or any portion thereof to the restrictions contained in this paragraph (a).

(b) No assignment by the Optionee of any interest less than its entire interest in this Agreement and in the Property shall, as between the Optionee and the Optionors, discharge it from any of its obligations hereunder, but upon the transfer by the Optionee of the entire interest at the time held by it in this Agreement, whether to one or more transferees and whether in one or in a number of successive transfers, the Optionee shall be deemed to be discharged from all obligations hereunder save and except for the payment of the Royalty or other fulfillment of contractual commitments accrued due prior to the date on which the Optionee shall have no further interest in this Agreement.

SURRENDER OF PROPERTY INTERESTS PRIOR TO TERMINATION OF AGREEMENT

12. The Optionee may at any time during the Option Period elect to abandon any one or more of the mineral claims comprised in the Property by giving 60 days notice to the Optionors of such intention. Any claims so abandoned shall be in good standing under the laws of the jurisdiction in which they are situate for at least 60 days from the date of notice. Upon any such abandonment, the mineral claims so abandoned shall for all purposes of this Agreement cease to form part of the Property and, if title to such claims has been transferred to the Optionee the Optionee shall retransfer such title to the Optionors at the Optionee's expense.

FORCE MAJEURE

13. (a) If the Optionee is at any time either during the Option Period or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lock-outs, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons, other than lack of funds, beyond the control of the Optionee, the time limited for the performance by the Optionee of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay, but nothing herein shall discharge the Optionee from its

obligations hereunder to maintain the Property in good standing;

(b) The Optionee shall give prompt notice to the Optionors of each event of force majeure and upon cessation of such event shall furnish to the Optionors with notice to that effect together with particulars of the number of days by which the obligations of the Optionee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

(c) After the Commencement of Commercial Production, the Optionee shall work, mine and operate the Property during such time or times as the Optionee in its sole judgment considers such operations to be profitable. The Optionee may suspend or curtail operations, both before and after Commencement of Commercial Production, during periods when the products derived from the Property cannot be profitably sold at prevailing prices or if an unreasonable inventory thereof, in the Optionee's sole judgment, has accumulated or would otherwise accumulate.

CONFIDENTIAL INFORMATION

14. No information furnished by the Optionee to the Optionors hereunder in respect of the activities carried out on the Property by the Optionee, or related to the sale of minerals, ore, bullion or other product derived from the Property, shall be published or disclosed by the Optionors without the prior written consent of the Optionee, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws, regulations or policies.

DEFAULT

15. If at any time during the Option Period the Optionee is in default of any provision in this Agreement (other than the provisions of subparagraph 4(b)(i) for which no notice of default need be given), the Optionors may terminate this Agreement, but only if:

(a) they shall have first given to the Optionee a notice of default containing particulars of the obligation which the Optionee has not performed, or the warranty breached; and

(b) the Optionee has not, within 45 days following delivery of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment or performance, the Optionee hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay.

Should the Optionee fail to comply with the provision of subparagraph (b), the Optionors may thereafter terminate this Agreement by giving notice thereof to the Optionee.

TERMINATION OF MINING OPERATIONS

16. The Optionee may permanently discontinue mining operations on the Property at any time after the Commencement of Commercial Production when in its opinion no further mining operations can be economically carried out thereon. At such time, the Optionee shall dispose of all mining plant and equipment used on the Property, effect all reclamation work as required by law, and otherwise dispose of the Property as it thinks fit. Any purchaser of the Property after termination of mining operations on the Property shall take the Property free and clear of all claims by the Optionors. The accounts of the Optionee relating to its mining operations on the Property shall be audited by the auditors of the Optionee as soon as practicable after the sale or disposition of all mining plant, equipment and the Property, and completion of reclamation. Final settlement of any Royalty payable to the Optionors shall be effected without delay after receipt of the final audited statements. After receipt of such final audited statements and payment of Royalty, if any, this Agreement and the mutual obligations of the Optionee and the Optionors hereunder shall terminate.

RULE AGAINST PERPETUITIES

17. If any right, power or interest held by or to be acquired by any party in the Property under this Agreement would violate the rule against perpetuities, then such right, power or interest shall terminate at the expiration of 20 years after the date of this Agreement.

NOTICES

18. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered, telegraphed or telecopied to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or telegraphed or, if given by telecopier, shall be deemed conclusively to be the next business day. Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

GENERAL

19. (a) This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

(b) No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

(c) The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the

intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

(d) This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

(e) This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

(f) Time shall be of the essence in this Agreement.

(g) Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

(h) Any reference in this Agreement to currency shall be deemed to be United States currency.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

PENGRAM CORPORATION

[signature] April 26/11
Richard W. Donaldson, President

SCOONOVER EXPLORATION LLC

E.L. Hunsaker III, President

JR EXPLORATION LLC

Its duly authorized signatory

intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

(d) This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

(e) This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

(f) Time shall be of the essence in this Agreement.

(g) Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

(h) Any reference in this Agreement to currency shall be deemed to be United States currency.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

PENGRAM CORPORATION

____
Richard W. Donaldson, President

SCOONOVER EXPLORATION LLC

____
E.L. Hunsaker III, President

JR EXPLORATION LLC

____
Its duly authorized signatory

intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

(d) This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

(e) This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

(f) Time shall be of the essence in this Agreement.

(g) Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

(h) Any reference in this Agreement to currency shall be deemed to be United States currency.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

PENGRAM CORPORATION

____
Richard W. Donaldson, President

SCOONOVER EXPLORATION LLC

____
E.L. Hunsaker III, President

JR EXPLORATION LLC

[signature], RICK EVERSON, OWNER
Its duly authorized signatory

SCHEDULE "A"

List of Claims comprising the Golden Snow Project

The Golden Snow project is comprised of 83 OW Claims owned and controlled by Scoonover Exploration LLC and the EP Claims are owned and controlled by JR Exploration LLC and are located in the Eureka Mining District in Eureka County Nevada. The claims are located in T17N, R53E, Sections 9, 10, 11, 14, 14, 15, 16, 22, and 23.

Claim Name	County	County Number	NMC Number
OW 1	Eureka		922819
OW 2	Eureka		922820
OW 3	Eureka		922821
OW 4	Eureka		922822
OW 5	Eureka		922823
OW 6	Eureka		922824
OW 8	Eureka		922826
OW 9	Eureka		922827
OW 10	Eureka		922828
OW 11	Eureka		922829
OW 12	Eureka		922830
OW 13	Eureka		922831
OW 14	Eureka		922832
OW 15	Eureka		922833
OW 16	Eureka		922834
OW 17	Eureka		922835
OW 18	Eureka		922836
OW 19	Eureka		922837
OW 20	Eureka		922838
OW 21	Eureka		922839
OW 22	Eureka		922840
OW 23	Eureka		922841
OW 24	Eureka		922842
OW 25	Eureka		922843
OW 26	Eureka		922844
OW 27	Eureka		922845
OW 28	Eureka		922846
OW 29	Eureka		922847
OW 30	Eureka		922848
OW 31	Eureka		922849
OW 32	Eureka		922850
OW 33	Eureka		922851
OW 34	Eureka		922852
OW 35	Eureka		922853
OW 36	Eureka		922854
OW 37	Eureka		922855
OW 38	Eureka		922856
OW 39	Eureka		922857
OW 40	Eureka		922858

Claim Name	County	County Number	NMC Number
OW 46	Eureka		922864
OW 48	Eureka		922866
OW 50	Eureka		922868
OW 51	Eureka		922869
OW 52	Eureka		922870
OW 53	Eureka		922871
OW 54	Eureka		922872
OW 56	Eureka		925510
OW 57	Eureka		925511
OW 58	Eureka		925512
OW 59	Eureka		925513
OW 60	Eureka		925514
OW 71	Eureka		925525
OW 72	Eureka		925526
OW 73	Eureka		925527
OW 74	Eureka		925528
OW 75	Eureka		925529
OW 76	Eureka		925530
OW 77	Eureka		925531
OW 78	Eureka		925532
OW 79	Eureka		925533
OW 80	Eureka		925534
OW 81	Eureka		925535
OW 83	Eureka		925537
OW 85	Eureka		925539
OW 87	Eureka		925541
OW 88	Eureka		925542
OW 89	Eureka		925543
OW 90	Eureka		925544
OW 91	Eureka		925545
OW 92	Eureka		925546
OW 93	Eureka		930655
OW 94	Eureka		930656
OW 95	Eureka		930657
OW 96	Eureka		930658
OW 97	Eureka		930659
OW 101	Eureka		928209
OW 103	Eureka		928211
OW 105	Eureka		928213
OW 115	Eureka		928217
OW 117	Eureka		928219
OW 119	Eureka		928221
OW 121	Eureka		928223
OW 123	Eureka		928225
EP-1	Eureka		925547
EP-2	Eureka		925548
EP-3	Eureka		925549

Claim Name	County	County Number	NMC Number
EP-4	Eureka		925550
EP-5	Eureka		925551
EP-6	Eureka		925552
EP-7	Eureka		925553
EP-8	Eureka		925554
EP-9	Eureka		925555
EP-10	Eureka		925556
EP-11	Eureka		925557
EP-12	Eureka		925558
EP-13	Eureka		925559
EP-14	Eureka		925560
EP-15	Eureka		925561
EP-16	Eureka		925562
EP-17	Eureka		925563
EP-18	Eureka		925564
EP-19	Eureka		925565
EP-20	Eureka		925566
EP-21	Eureka		925567
EP-22	Eureka		925568
EP-23	Eureka		925569
EP-24	Eureka		925570
EP-25	Eureka		925571
EP-26	Eureka		925572
EP-27	Eureka		925573
EP-28	Eureka		925574
EP-29	Eureka		925575
EP-30	Eureka		925576
EP-31	Eureka		925577

SCHEDULE "B"

NET SMELTER RETURNS

1. For the purposes of this Agreement "Net Smelter Returns" shall mean the actual proceeds received from any mint, smelter or other purchaser for the sale of bullion, concentrates or ores produced from the Property and sold, after deducting from such proceeds the following charges to the extent that they are not deducted by the purchaser in computing payment:

(a) in the case of the sale of bullion, refining charges only;

(b) in the case of the sale of concentrates, smelting and refining charges, penalties and the cost of transportation of such concentrates from the Property to any smelter or other purchaser; and

(c) in the case of ores shipped to a purchaser, refining charges for bullion and charges for smelting, refining and the cost of transportation from the mill to any smelter or other purchaser for concentrates.

2. The Optionee shall have the right to commingle with ore from the Property, ore produced from other properties owned or controlled by the Optionee, provided the Optionee shall adopt and employ reasonable practices and procedures for weighing, sampling and assaying in order to determine the amounts of products derived from, or attributable to, ore mined and produced from the Property. The Optionee shall maintain accurate records of the results of such sampling, weighing and assaying with respect to any ore mined and produced from the Property. The Optionors or their authorized agent(s) shall be permitted the right to examine at all reasonable times such records pertaining to commingling of ores or to the calculations of Net Smelter Returns.